Exhibit 99.1

Cryoport Reports First Quarter 2026 Financial Results

●	First quarter revenue grew 16% year-over-year to $47.8 million

●	Commercial cell and gene therapy (CGT) revenue grew 26% year-over-year to $9.1 million, reflecting continued expansion in approved CGT programs

●	Life Sciences Services revenue increased 18% year-over-year, led by 21% growth in BioStorage/BioServices

●	Life Sciences Products revenue increased 15% year-over-year, driven by strong demand for cryogenic systems

●	Supporting a record 766 global clinical trials and 21 commercially approved CGTs as of March 31, 2026

●	Company raises full-year revenue guidance to $192 million - $196 million

NASHVILLE, Tennessee, May 4, 2026, - Cryoport, Inc. (NASDAQ: CYRX) (“Cryoport” or the “Company”), a leading global provider of integrated temperature-controlled supply chain solutions for the life sciences, today announced financial results for its first quarter (Q1) of 2026.

Jerrell Shelton, CEO of Cryoport, commented, “Cryoport delivered a strong start to 2026 with first-quarter revenue of $47.8 million, up 16% year-over-year, reflecting a continuation of our momentum over the past several quarters across our integrated services and products platform. Revenue in support of commercial Cell and Gene Therapies (CGT) grew 26% to $9.1 million, while clinical trial support revenue grew 18% to $12.9 million. We continue to support one of the industry’s broadest CGT pipelines, and our leadership across both clinical and commercial programs positions us well for sustainable growth.

“Our Life Sciences Services segment delivered another strong quarter, with revenue increasing 18% year-over-year, including 21% growth in BioStorage/BioServices. This performance reflects the increasing scope and complexity of the Cell & Gene Therapy programs we support and underscores the critical role we play in supporting our clients with our integrated, temperature-controlled supply chain services.

“Our Life Sciences Products segment also performed very well, generating 15% revenue growth, driven by global demand for MVE Biological Solutions’ cryogenic systems. MVE continues to innovate and further solidify its position as the global leader in high-quality cryogenic systems.

“This growth across both our reporting segments, combined with solid gross margins and continued operational discipline, drove a $2.2 million year-over-year improvement in adjusted EBITDA from continuing operations, advancing us meaningfully along our “pathway to profitability.”

“Looking ahead, we see multiple growth catalysts extending beyond 2026, including the planned launch of BioServices operations at our Global Supply Chain Center in Paris, France in the third quarter, and the planned opening of our new Global Supply Chain Center in Santa Ana, California in the fourth quarter. These strategic investments expand our global footprint in key geographies and further strengthen our ability to support the advancement and commercialization of life-saving therapies globally. Reflecting on our strong performance in the first quarter and increased visibility into the remainder of the year, we are raising our full-year revenue guidance to $192 million to $196 million,” concluded Mr. Shelton.

The following table presents Q1 2026 revenue compared with Q1 2025:

Cryoport, Inc. and Subsidiaries

Revenue

	Three Months Ended March 31, (unaudited)
(in thousands)	2026	2025	% Change
Life Sciences Services	$26,898	$22,865	18%
BioLogistics Solutions	21,668	18,531	17%
BioStorage/BioServices	5,230	4,334	21%
Life Sciences Products	$20,900	$18,175	15%
Total Revenue	$47,798	$41,040	16%

BioLogistics Solutions revenue increased 17% year-over-year in Q1 2026, driven by increasing customer activity, continued commercial product maturation, and clinical advancement within the CGT market. BioStorage/BioServices revenue grew 21% year-over-year, reflecting strong demand for our expanded, integrated services offering, which provides seamless, secure handling of temperature-sensitive materials across our global network.

Revenue from the support of commercial CGTs increased 26% year-over-year to $9.1 million and as of March 31, 2026, the number of commercial therapies we support increased to 21.

As of March 31, 2026, Cryoport supported a total of 766 global clinical trials, a net increase of 55 clinical trials over March 31, 2025, with 91 of these clinical trials in Phase 3. The number of trials by phase and region are as follows:

Cryoport Supported Clinical Trials by Phase

	March 31,
Clinical Trials	2024	2025	2026
Phase 1	286	304	318
Phase 2	312	328	357
Phase 3	77	79	91
Total	675	711	766

Cryoport Supported Clinical Trials by Region

	March 31,
Clinical Trials	2024	2025	2026
Americas	518	544	569
EMEA	112	118	143
APAC	45	49	54
Total	675	711	766

In Q1 2026, four Biologics License Applications (BLA) / Marketing Authorization Applications (MAA) filings occurred. During the first quarter, Cryoport’s customer, Rocket Pharmaceuticals, received U.S. Food and Drug Administration (FDA) accelerated approval for their gene therapy KRESLADI™ for the treatment of pediatric patients with severe leukocyte adhesion deficiency-I (LAD-I). Severe LAD-I is an ultra-rare, life-threatening pediatric genetic immunodeficiency characterized by recurrent infections and high early-childhood mortality without treatment. For the balance of 2026, we anticipate another 10 possible BLA/MAA application filings and 8 additional new therapy approvals.

Operational milestones

Life Sciences Services

●	BioServices launch at our Global Supply Chain Center in Paris, France, expected in Q3, 2026.

●	Continued progress toward the launch of our state-of-the-art Global Supply Chain Center in Santa Ana, California, expected in Q4, 2026.

●	First cryopreserved clinical trial patient materials shipped in Q1 for two of our clients at our IntegriCell® facilities in Belgium and the U.S.

●	Cryoport Systems named Best Logistics & Supply Chain Management Supplier - Digital Technology & Software at the 2026 Asia Pacific Biopharma Excellence Awards in Singapore.

Life Sciences Products

●	MVE Biological Solutions (MVE) introduced its new Fusion® 800 Series, the next evolution of MVE’s patented, award-winning Fusion technology, a self-sustaining cryogenic freezer that eliminates the need for a continuous liquid nitrogen (LN₂) supply feed, delivering exceptional reliability, safety, and sustainability in a compact footprint designed for space-constrained environments.

●	Release of MVE HE (High Efficiency) cryogenic storage systems series integrated with the new MVE CryoVerse™ Connect Controller platform.

Financial Highlights

On June 11, 2025, the Company completed the divestiture of its CRYOPDP specialty courier business to DHL Group as part of a strategic partnership. The results of CRYOPDP, a former business within Cryoport’s Life Sciences Services segment, are presented as discontinued operations for all periods and are excluded from the non-GAAP financial measures in this release.

Revenue

●	Total revenue for Q1 2026 was $47.8 million, compared to $41.0 million for Q1 2025, a year-over-year increase of 16%, or $6.8 million.

o	Life Sciences Services revenue for Q1 2026 (representing 56% of our total revenue) was $26.9 million, compared to $22.9 million for Q1 2025, up 18% year-over-year, including BioStorage/BioServices revenue of $5.2 million, up 21% year-over-year.

o	Life Sciences Products revenue for Q1 2026 (representing 44% of our total revenue) was $20.9 million, compared to $18.2 million for Q1 2025, up 15% year-over-year.

Gross Margin

●	Total gross margin was 45.8% for Q1 2026, compared to 45.4% for Q1 2025.

o	Gross margin for Life Sciences Services was 48.9% for Q1 2026, compared to 47.9% for Q1 2025.

o	Gross margin for Life Sciences Products was 41.9% for Q1 2026, compared to 42.3% for Q1 2025.

Operating Costs and Expenses

●	Operating costs and expenses were $31.5 million for Q1 2026, compared to $25.8 million for Q1 2025.

Loss from Continuing Operations

●	Loss from continuing operations was $9.4 million for Q1 2026, compared to a loss of $6.7 million for Q1 2025.

Net Loss – including Discontinued Operations

●	Net loss was $10.5 million for Q1 2026, compared to net loss of $12.0 million for Q1 2025.

●	Net loss attributable to common stockholders for Q1 2026 was $12.5 million, or $0.25 per share, compared to net loss attributable to common stockholders of $14.0 million, or $0.28 per share for Q1 2025.

Adjusted EBITDA from Continuing Operations

●	Adjusted EBITDA from continuing operations was a negative $0.6 million for Q1 2026, compared to a negative $2.8 million for Q1 2025.

Cash, Cash equivalents, and Short-Term Investments

●	Cryoport held $403.6 million in cash, cash equivalents, and short-term investments as of March 31, 2026.

Note: All reconciliations of GAAP to adjusted (non-GAAP) figures above are detailed in the reconciliation tables included later in the press release.

Additional Information

Further information on Cryoport’s financial results is included in the attached condensed consolidated balance sheets and statements of operations, and additional explanations of Cryoport’s financial performance are provided in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2026, which is expected to be filed with the SEC on May 4, 2026. Additionally, the full report will be available in the SEC Filings section of the Investor Relations section of Cryoport’s website at www.cryoportinc.com.

Earnings Conference Call Information

IMPORTANT INFORMATION: In addition to the earnings release, a document titled “Cryoport First Quarter 2026 in Review”, providing a review of Cryoport’s business update, will be issued at 4:05 p.m. ET on Monday, May 4, 2026. The document is designed to be read in advance of the questions and answers conference call and will be accessible at https://ir.cryoportinc.com/news-events/ir-calendar.

Cryoport management will host a conference call at 5:00 p.m. ET on May 4, 2026. The conference call will be in the format of a questions and answers session and will address any queries investors have regarding the Company’s reported results. A slide deck will accompany the call.

Conference Call Information

Date:	Monday, May 4, 2026
Time:	5:00 p.m. ET
Dial-in numbers:	1-800-717-1738 (U.S.), 1-646-307-1865 (International)
Confirmation code:	Request the “Cryoport Call” or Conference ID: 1191652
Live webcast:	‘Investor Relations’ section at www.cryoportinc.com or click here. Please allow 10 minutes prior to the call to visit this site to download and install any necessary audio software.

The questions and answers call will be recorded and available approximately three hours after completion of the live event in the Investor Relations section of the Company's website at www.cryoportinc.com for a limited time. To access the replay of the questions and answers click here. A dial-in replay of the call will also be available to those interested, until May 11, 2026. To access the replay, dial 1-844-512-2921 (United States) or 1-412-317-6671 (International) and enter replay entry code: 1191652#.

About Cryoport, Inc.

Cryoport, Inc. (Nasdaq: CYRX) is a leading global provider of integrated temperature-controlled supply chain solutions for the life sciences, with an emphasis on regenerative medicine. We support biopharmaceutical companies, contract manufacturers (CDMOs), contract research organizations (CROs), developers, and researchers with a comprehensive suite of services and products designed to minimize risk and maximize reliability across the temperature-controlled supply chain for the life sciences. Our integrated supply chain platform includes the Cryoportal® Logistics Management Platform, advanced temperature-controlled packaging, informatics, specialized biologistics, biostorage, bioservices, cryopreservation services, and cryogenic systems, which in varying combinations deliver end-to-end solutions that meet the rigorous demands of the life sciences. With innovation, regulatory compliance, and agility at our core, we are "Enabling the Future of Medicine™."

Headquartered in Nashville, Tennessee, our company maintains a strong global presence with operations across the Americas, EMEA, and APAC.

For more information, visit www.cryoportinc.com or follow via LinkedIn at https://www.linkedin.com/company/cryoportinc or @cryoport on X, formerly known as Twitter at https://x.com/cryoport for live updates.

Forward-Looking Statements

Statements in this press release which are not purely historical, including statements regarding the Company's intentions, hopes, beliefs, expectations, representations, projections, plans or predictions of the future, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, those related to the Company's industry, business, long-term growth prospects, plans, strategies, acquisitions, future financial results and financial condition, such as the Company's outlook and guidance for full-year 2026 revenue and the related assumptions and factors expected to drive revenue, projected growth trends in the markets in which the Company operates, the Company's plans and expectations regarding the launch of new products and services, such as the expected timing and benefits of such products and services launches, the Company’s expectations about future benefits of its acquisitions, and anticipated regulatory filings, approvals, label/geographic expansions or moves to earlier lines of treatment approved with respect to the products of the Company's clients. Forward-looking statements also include those related to the Company’s expectations about future benefits relating to the CRYOPDP divestiture and strategic partnership with DHL (collectively, the “DHL Transaction”), the Company’s plans regarding its Global Supply Chain Centers, including expected timing of future openings, the Company’s plans and expectations relating to its strategic pivot to expand its global partnerships, and the Company’s expectation of revenue contribution from IntegriCell’s cryopreservation service centers throughout 2026. It is important to note that the Company's actual results could differ materially from those in any such forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, risks and uncertainties associated with the effects of changing economic and geopolitical conditions, supply chain constraints, inflationary pressures, tariffs and other trade restrictions, foreign currency fluctuations, trends in the products markets, any U.S federal government shutdown, variations in the Company's cash flow, market acceptance risks, and technical development risks. Additional risks and uncertainties relating to the DHL Transaction include, but are not limited to, the risk that any disruption resulting from the DHL Transaction may adversely affect our businesses and business relationships, including with employees and suppliers. The Company's business could be affected by other factors discussed in the Company's SEC reports, including in the "Risk Factors" section of its most recently filed periodic reports on Form 10-K and Form 10-Q, as well as in its subsequent filings with the SEC. The forward-looking statements contained in this press release speak only as of the date hereof and the Company cautions investors not to place undue reliance on these forward-looking statements. Except as required by law, the Company disclaims any obligation and does not undertake to update or revise any forward-looking statements in this press release.

Cryoport Investor Contacts:

Todd Fromer / Scott Eckstein

KCSA Strategic Communications

cryoport@kcsa.com

Cryoport, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

	Three Months Ended March 31, (unaudited)
(in thousands, except share and per share data)	2026	2025
Revenue
Life Sciences Services revenue	$26,898	$22,865
Life Sciences Products revenue	20,900	18,175
Total revenue	47,798	41,040
Cost of revenue:
Cost of services revenue	13,747	11,920
Cost of products revenue	12,138	10,479
Total cost of revenue	25,885	22,399
Gross margin	21,913	18,641
Operating costs and expenses:
Selling, general and administrative	27,620	21,901
Engineering and development	3,907	3,934
Total operating costs and expenses:	31,527	25,835
Loss from operations	(9,614)	(7,194)
Other income (expense):
Investment income	3,090	1,573
Interest expense	(432)	(583)
Other expense, net	(2,368)	(300)
Loss before provision for income taxes	(9,324)	(6,504)
Provision for income taxes	(108)	(234)
Loss from continuing operations	$(9,432)	$(6,738)
Loss from discontinued operations, net	(1,112)	(5,243)
Net loss	$(10,544)	$(11,981)
Paid-in-kind dividend on Series C convertible preferred stock	(2,000)	(2,000)
Net loss attributable to common stockholders	$(12,544)	$(13,981)
Net loss per share attributable to common stockholders - basic and diluted	$(0.25)	$(0.28)
Weighted average common shares issued and outstanding - basic and diluted	49,897,817	49,947,012

Cryoport, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

	March 31,	December 31,
	2026	2025
(in thousands)	(unaudited)
Current assets
Cash and cash equivalents	$272,912	$250,494
Short-term investments	130,722	160,714
Accounts receivable, net	39,004	33,359
Inventories	21,750	23,188
Prepaid expenses and other current assets	6,147	8,419
Total current assets	470,535	476,174
Property and equipment, net	89,805	85,448
Operating lease right-of-use assets	39,299	39,720
Intangible assets, net	138,721	138,082
Goodwill	22,137	22,400
Deposits	2,046	2,092
Deferred tax assets	1,066	1,073
Total assets	$763,609	$764,989

Current liabilities
Accounts payable and other accrued expenses	$15,937	$15,283
Accrued compensation and related expenses	17,007	12,980
Deferred revenue	2,314	943
Current portion of operating lease liabilities	3,641	4,133
Current portion of finance lease liabilities	419	422
Current portion of convertible senior notes, net	185,390	185,094
Current portion of notes payable	159	163
Total current liabilities	224,867	219,018
Notes payable, net	1,027	1,087
Operating lease liabilities, net	39,173	39,078
Finance lease liabilities, net	680	741
Deferred tax liabilities	1,580	1,354
Other long-term liabilities	663	444
Contingent consideration	630	629
Total liabilities	268,620	262,351
Total stockholders' equity	494,989	502,638
Total liabilities and stockholders' equity	$763,609	$764,989

Note Regarding Use of Non-GAAP Financial Measures

To supplement our financial statements, which are presented on the basis of U.S. generally accepted accounting principles (GAAP), the following non-GAAP measure of financial performance as defined in Regulation G of the Securities Exchange Act of 1934 is included in this release: adjusted EBITDA from continuing operations. Non-GAAP financial measures are not calculated in accordance with GAAP, are not based on any comprehensive set of accounting rules or principles and may be different from non-GAAP financial measures presented by other companies. Non-GAAP financial measures, including adjusted EBITDA from continuing operations, should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP.

Adjusted EBITDA from continuing operations is defined as loss from continuing operations adjusted for net interest expense, income taxes, depreciation and amortization expense, stock-based compensation expense, acquisition and integration costs, cost reduction initiatives, investment income, unrealized loss on investments, foreign currency loss, changes in fair value of contingent consideration and charges or gains resulting from non-recurring events, as applicable.

Management believes that adjusted EBITDA from continuing operations provides a useful measure of Cryoport's operating results, a meaningful comparison with historical results and with the results of other companies, and insight into Cryoport's ongoing operating performance. Further, management and the Company’s board of directors utilize adjusted EBITDA from continuing operations to gain a better understanding of Cryoport's comparative operating performance from period to period and as a basis for planning and forecasting future periods. Adjusted EBITDA from continuing operations is also a significant performance measure used by Cryoport in connection with its incentive compensation programs. Management believes adjusted EBITDA from continuing operations, when read in conjunction with Cryoport's GAAP financials, is useful to investors because it provides a basis for meaningful period-to-period comparisons of Cryoport's ongoing operating results, including results of operations, against investor and analyst financial models, helps identify trends in Cryoport's underlying business and in performing related trend analyses, and it provides a better understanding of how management plans and measures Cryoport's underlying business.

Cryoport, Inc. and Subsidiaries

Reconciliation of GAAP loss from continuing operations to adjusted EBITDA

(unaudited)

	Three Months Ended March 31,
(in thousands)	2026	2025
GAAP loss from continuing operations	$(9,432)	$(6,738)
Non-GAAP adjustments to loss:
Depreciation and amortization expense	6,402	6,134
Acquisition and integration costs	—	1
Cost reduction initiatives	—	216
Investment income	(3,090)	(1,573)
Unrealized loss on investments	2,105	193
Foreign currency loss	454	245
Interest expense, net	432	583
Stock-based compensation expense	2,395	3,064
Change in fair value of contingent consideration	15	(5,178)
Income taxes	108	234
Adjusted EBITDA from continuing operations	$(611)	$(2,819)